Exhibit 99.2
Paritz & Company, P.A.
NOVARAY, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
WITH
INDEPENDENT AUDITORS’ REPORT
YEAR ENDED DECEMBER 31, 2006, THE
PERIOD FROM INCEPTION (JUNE 7, 2005) TO DECEMBER 31, 2005, AND
THE PERIOD FROM INCEPTION (JUNE 7, 2005) TO DECEMBER 31, 2006

INDEPENDENT AUDITORS’ REPORT
To The Board of Directors and Stockholders Of
NovaRay, Inc.
Palo Alto, California
We have audited the accompanying balance sheets of NovaRay, Inc. (a development stage company) as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2006, the period from inception (June 7, 2005) to December 31, 2005 and for the period from inception (June 7, 2005) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The 2006 financial statements do not include any adjustments that might result from the outcome of this uncertainty
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NovaRay, Inc. (a development stage company) as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006, the period from inception (June 7, 2005) to December 31, 2005 and for the period from inception (June 7, 2005) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Paritz & Company, P.A.
Paritz & Company, P.A.
Hackensack, New Jersey
April 16, 2007

NOVARAY, INC.
(A Development Stage Company)
BALANCE SHEETS

DECEMBER 31,	2006	2005

Assets
Current assets:
Cash and cash equivalents	$141,325	$40,827
Miscellaneous receivables	10,772	—
Prepaid expenses	146,753	—

Total current assets	298,850	40,827

Property and equipment, net	47,986	62,030

Total assets	$346,836	$102,857

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$78,233	$—
Accrued liabilities	378,595	213,743
Notes payable	728,921	1,117,805

Total current liabilities	1,185,749	1,331,548

Long term debt	1,364,914	1,335,509

Total liabilities	2,550,663	2,667,057

Commitments and contingencies

Stockholders’ deficit:
Series A convertible preferred stock, $0.0001 par value Authorized shares 1,000,000 and -0-; Issued 855,527 and -0-at December 31, 2006 and 2005, respectively (Liquidation preference — $1,539,948 at December 31,2006)	86	—
Common stock, $0.0001 par value Authorized shares — 10,000,000; Issued and outstanding shares — 2,310,571 and 1,683,571 at December 31, 2006 and 2005, respectively	231	168
Additional paid-in capital	1,655,013	39,652
Accumulated deficit	(3,754,555)	(2,604,020)
Less: treasury stock, at cost, 413,000 and -0- shares outstanding at December 31, 2006 and 2005, respectively	(4,130)	—
common stock subscriptions receivable	(100,472)	—

Total stockholders’ deficit	(2,203,827)	(2,564,200)

Total liabilities and stockholders’ deficit	$346,836	$102,857

See accompanying auditors’ report and notes to financial statements.

NOVARAY, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Twelve Months	From inception	From Inception
	Ended	(June 7, 2005) to	(June 7, 2005) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Operating expenses:
Research and development	$19,987	$13,810	$33,797
General and administrative	966,148	2,482,233	3,448,381

Total operating expenses	986,135	2,496,043	3,482,178

Operating loss	(986,135)	(2,496,043)	(3,482,178)

Miscellaneous income	80,000	—	80,000
Interest income	1,168	67	1,235
Interest expense	(245,568)	(108,044)	(353,612)

Net loss	$(1,150,535)	$(2,604,020)	$(3,754,555)

See accompanying auditors’ report and notes to financial statements.

NOVARAY, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIT

							ADDITIONAL
	COMMON STOCK		PREFERRED STOCK		TREASURY STOCK		PAID-IN	SUBSCRIPTION	ACCUMULATED
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	RECEIVABLE	DEFICIT	TOTAL

BALANCE — JUNE 7, 2005 (INCEPTION)	—	$—	—	$—	—	$—	$—	$—	$—	$—

Issuance of common stock for cash in June 2005	1,683,571	168	—	—	—	—	39,652	—	—	39,820

Net loss	—	—	—	—	—	—	—	—	(2,604,020)	(2,604,020)

BALANCE — DECEMBER 31, 2005	1,683,571	168	—	—	—	—	39,652	—	(2,604,020)	(2,564,200)

Subscription for the purchase of common stock in October 2006	627,000	63	—	—	—	—	100,409	(100,472)	—	—

Purchase of treasury stock in October 2006	—	—	—	—	(413,000)	(4,130)	—	—	—	(4,130)

Issuance of Series A convertible preferred stock for cash at $1.80 per share, net of issuance costs of $24,910 in October 2006	—	—	216,667	22	—	—	365,068	—	—	365,090

Issuance of Series A convertible preferred stock in exchange for cancellation of debt at $1.80 per share in October 2006	—	—	638,860	64	—	—	1,149,884	—	—	1,149,948

Net loss	—	—	—	—	—	—	—	—	(1,150,535)	(1,150,535)

BALANCE — DECEMBER 31, 2006	2,310,571	$231	855,527	$86	(413,000)	$(4,130)	$1,655,013	$(100,472)	$(3,754,555)	$(2,203,827)

See accompanying auditors’ report and notes to financial statements

NOVARAY, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

		From Inception	From Inception
	Twelve Months	(June 7, 2005)	(June 7, 2005)
	Ended	to	to
	December 31,	December 31,	December 31,
	2006	2005	2006

Operating activities:
Net loss	$(1,150,535)	$(2,604,020)	$(3,754,555)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	14,044	8,193	22,237
Interest expense capitalized as long term debt	104,605	52,036	156,641
Interest expense converted to preferred stock	60,864	—	60,864
Changes in operating assets and liabilities:
Miscellaneous receivables	(10,772)	—	(10,772)
Prepaid expenses	(146,753)	—	(146,753)
Accounts payable	78,233	—	78,233
Accrued liabilities	164,852	213,743	378,595

Net cash used in operating activities	(885,462)	(2,330,048)	(3,215,510)

Investing activities:
Property and equipment assigned by shareholders	—	(70,223)	(70,223)

Net cash used in investing activities	—	(70,223)	(70,223)

Financing activities:
Proceeds from issuance of short term debt	625,000	1,117,805	1,742,805
Long-term debt assumed at inception in connection with the acquisition of intellectual property	—	1,283,473	1,283,473
Proceeds from sale of Series A convertible preferred stock	390,000	—	390,000
Issuance costs incurred in sale of Series A convertible preferred stock	(24,910)	—	(24,910)
Proceeds from sale of common stock	—	39,820	39,820
Purchase of treasury stock	(4,130)	—	(4,130)

Net cash provided by financing activities	985,960	2,441,098	3,427,058

Net increase in cash and cash equivalents	100,498	40,827	141,325

Cash and cash equivalents — beginning of period	40,827	—	—

Cash and cash equivalents — end of period	$141,325	$40,827	$141,325

See accompanying auditors’ report and notes to financial statements

NOVARAY, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

		From Inception	From Inception
	Twelve Months	(June 7, 2005)	(June 7, 2005)
	Ended	to	to
	December 31,	December 31,	December 31,
	2006	2005	2006

Supplemental Disclosures of Cash Flow Information:

Interest	$—	$—	$—
Taxes	$—	$—	$—

Supplemental Disclosure of Non-Cash Financing Activities
Proceeds from sale of common stock, net of subscriptions receivable of $101,472	$—	$—	$—
Convertible preferred stock issued in exchange for cancellation of debt	$1,149,948	$—	$1,149,948
Convertible preferred stock issued in exchange for cancellation of accrued interest on debt	$60,864	$—	$60,864
Interest expense capitalized as long term debt	$104,605	$52,036	$156,641
See accompanying auditors’ report and notes to financial statements

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
1	Summary of Significant Accounting Policies

Business description

NovaRay, Inc., (the “Company”) was incorporated in June 2005 under the laws of the State of Delaware. The Company’s business plan is to develop a commercially feasible cardiac catheterization imaging system to be sold directly to hospitals.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Going concern

The Company’s financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes the Company will continue as a going concern. The Company has incurred losses since its inception, including a net loss of $1,150,535 for the year ended December 31, 2006, and the Company expects to incur substantial additional losses, including additional development costs and manufacturing expenses. The Company has incurred negative cash flows from operations since inception. As of December 31, 2006, the Company had an accumulated deficit of $3,754,555 and cash equivalents of $141,325. In these circumstances, management believes that the Company may not have adequate liquidity to meet its various cash needs for the year ended 2007 and beyond unless the Company is able to obtain additional cash from the issuance of debt or equity securities. The Company’s management intends to complete a reverse-merger with a wholly owned subsidiary of a public shell. Upon completion of this contemplated reverse merger, the Company’s management and directors will assume similar roles with the parent public company and NovaRay will become the public company’s wholly owned subsidiary. Management then contemplates selling equity securities of the public company, including the conversion of certain existing NovaRay debt to equity. There can be no assurance that the reverse merger will take place or that additional funds from the issuance of equity by the public shell will be available for the Company to finance its operations on acceptable terms. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Research and development

As of December 31, 2006, the Company has incurred insignificant research and development costs.

Cash and cash equivalents

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company’s accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts. Cash equivalents consist primarily of money market funds.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
Prepaid expenses

This balance consists primarily of fees paid to advisors in preparation for the contemplated reverse merger into a public shell in conjunction with the raising of additional equity. Upon successful completion of this contemplated reverse merger and equity financing, this balance will be charged to additional paid in capital by the successor company. Should the proposed merger and equity financing not be consummated, this balance will be expensed in the period in which such negotiations are terminated.

See Note 8 — Subsequent Events — for further discussion of this contemplated reverse merger into a wholly owned subsidiary of a public shell and contemplated subsequent equity financing.

Accrued liabilities

The Company has incurred interest expense on the obligations more fully described in Notes 2 and 3 below. This accrued interest will be converted into equity instruments at the time of the reverse merger and issuance of additional equity.

Fair values of financial instruments

At December 31, 2006 and 2005, fair values of cash and cash equivalents, accounts payable, and convertible promissory notes approximate their carrying amount due to the short period of time to maturity.

Property and equipment

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be three years. As of December 31, 2006 and 2005, the Company’s property and equipment consisted of the following:

December 31,	2006	2005
Computer hardware, software, and equipment	$70,223	$70,223
Less: accumulated depreciation	(22,237)	(8,193)

Property and equipment, net	$47,986	$62,030

In 2006 and 2005, the Company recorded depreciation expense of $14,044 and $8,193, respectively.

Simultaneous with the Company’s incorporation, one of the Company’s shareholders assigned to the Company computer hardware, software, equipment, and substantial intellectual property that will be utilized in the design of the Company’s principal product. In conjunction with the assignment, the Company assumed a series of promissory notes held by certain shareholders of the Company and other financial institutions. See Note 2 for a further description of the notes payable assumed by the Company.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
Recent accounting pronouncements

Stock-based compensation

As of January 1, 2006, SFAS No. 123R, Share-Based Payment, became effective for all companies and addresses the accounting for share-based payment transactions. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. The Company has never implemented a stock option plan nor has it ever issued stock in lieu of compensation to anyone. As such, this pronouncement has no impact on these financial statements.

Fair value accounting

In September 2006, the FASB issued SFAS No. 157, Fair Value Measures, which defines fair value, establishes a framework for measuring fair value and expands disclosures about assets and liabilities measured at fair value. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management does not anticipate this pronouncement impacting the Company’s financial statements.

2	Notes payable

Between July and November, 2005, the Company entered into a series of promissory notes with two of its shareholders in the aggregate amount of $388,884, bearing interest at 9% annually and secured by all of the Company’s tangible and intangible assets. In October 2006, these notes were converted into shares of the Company’s Series A convertible preferred stock.

As mentioned in Note 1 above, the Company assumed a series of promissory notes issued to shareholders and financial institutions in the aggregate amount of $728,921 for the purpose of developing intellectual property that will be utilized in the Company’s planned product. These notes bear interest at rates ranging from 9% to 12% annually, are secured by the assigned assets, and are payable upon demand of the holders. The holders have not made formal demand for repayment.

See Note 8 — Subsequent Events — for a discussion of an amendment to these notes

3	Long-term debt

In June 2005, the Company entered into a series of promissory notes with a group of its shareholders in the aggregate amount of $1,208,273. Interest on these notes compounds monthly at a rate of 0.67% or approximately 8.4% annually. The notes mature five years from the date of issuance and are secured by all of the Company’s tangible and intangible assets. The holders of $755,169 of these promissory notes have the option to purchase 413,000 shares of the Company’s common stock at $0.01 per share if these notes have not been converted or fully repaid by December 1, 2007. See Note 8 — Subsequent Events — for a discussion of the extension of this option.

At the Company’s date of inception, it assumed an obligation in the amount of $75,200 owed to an investment bank for services to the Company in its capital raising efforts. In October 2006, this obligation was converted into 135,360 shares of the Company’s Series A convertible preferred stock.

See Note 8 — Subsequent Events — for a discussion of an amendment to these notes

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
4	Income taxes

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company has not incurred any income tax liabilities for the year ended December 31, 2006 and for the period from inception (June 7, 2005) to December 31, 2005. The expected income tax benefit for these periods is approximately $204,000 and $804,000, respectively. The difference between the expected income tax benefit and non-recognition of an income tax benefit in each period is the result of a valuation allowance applied to deferred tax assets.

Net operating loss carryforwards of approximately $3,000,000 at December 31, 2006 are available to offset future taxable income, if any, and expire as follows:

2025	$2,400,000
2026	$600,000
This results in a net deferred tax asset, assuming an effective tax rate of 34% or approximately $1,008,000 at December 31, 2006. A valuation allowance in the same amount has been provided to reduce the deferred tax asset, as realization of the asset is not assured.

5.	Stockholders’ deficit

Preferred stock

At December 31, 2006 and 2005, convertible preferred stock consisted of:

	2006			2005
			Liquidation			Liquidation
	Authorized	Issued	Preference	Authorized	Issued	Preference
Series A	1,000,000	855,527	$1,539,948	—	—	$—
On October 12, 2006, the Company was authorized by its shareholders to issue 1,000,000 shares of Series A convertible preferred stock. 216,667 shares were sold at a price of $1.80 per share for total proceeds of $390,000 less issuance costs of $24,910. 638,860 shares were issued to holders of the Company’s debt at a price of $1.80 per share, resulting in the cancellation of $1,149,884 in debt instruments.

Dividends

The dividend rate is 8%, is noncumulative, and is only payable if declared by the board of directors. As of December 31, 2006, no dividends have been declared or paid.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
Liquidation preferences

Upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the Series A convertible preferred stock shareholders would be entitled to a return of their investment plus any declared but unpaid dividends. In the event that there are insufficient assets to pay the preferred shareholders in full, assets legally available for distribution will be paid to these preferred shareholders on a pro rata basis.

Redemption

Neither the Company nor the shareholders have the unilateral right to call or redeem any shares of Series A convertible preferred stock.

Conversion rights

Shares of Series A convertible preferred stock are convertible into shares of the Company’s common stock on a one-for-one basis at any time the shareholder so chooses to convert at the conversion price (currently $1.80 per share) in effect at the time of such election.

Shares of Series A convertible preferred stock are automatically converted into shares of the Company’s common stock on a one-for-one basis upon the occurrence of one of the following events:
The Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”), at a selling price not less than $2.50 per share (as adjusted for any stock splits, stock dividends, recapitalizations, or the like) and $15,000,000 in the aggregate, or
The date specified by written consent or agreement of the shareholders of at least a majority of the then outstanding shares of Series A convertible preferred stock voting together as a single class.
In either event, the conversion price is the price then in effect at the time of conversion (currently $1.80 per share).

Voting rights

Shareholders of Series A convertible preferred stock are entitled to one vote for every share of common stock into which their shares could be converted.

Protective provisions

Shareholders of Series A convertible preferred stock may not have these rights and privileges diluted by any future shares of preferred stock that the Company may issue without the approval of a majority of the shareholders of Series A convertible preferred stock.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
Common stock

In October, 2006, the Company entered into a series of subscription agreements with a group of investors to purchase 413,000 shares of the Company’s common stock at prices ranging from $0.15 to $0.18 per share in exchange for issuing full recourse promissory notes to the Company. Under the terms of these full recourse promissory notes, interest accrues at 5% annually and is payable to the Company on each anniversary date of the notes. Repayment of principal plus accrued interest was made in December 2007.

Treasury stock

In October, 2006, the Company purchased 413,000 shares of its common stock from one of its investors at the original issue price of $0.01 per share.

6	Related party transactions

In July, 2005, the Company entered into a consulting services agreement with a management and development and testing company for the purpose of assisting the Company in raising capital and the outsourcing of product development work, final assembly, and testing the cardiac imaging system. Terms of the agreement provide for the payment of $35,000 per month for performance of these services. This company shares office space with the Company, and reimburses the Company for its pro rata share of rent and other office expenses. Additionally, warrants to purchase 444,000 shares of the Company’s common stock will be issued at a future date to this company with an exercise price ranging from $0.18 to $8.00, depending on the amount of time required to complete the project. This company is owned in its entirety by individuals who are directors or stockholders in the Company. The Company paid fees of $426,228 and $208,075 in 2006 and 2005, respectively to this entity. See Note 8 — Subsequent Events — for a further discussion of the extension of this agreement and terms of the warrant.

In August, 2006, the Company entered into a consulting agreement with one of its directors to assist it in developing a marketing strategy for the Company’s future product as well as in capital formation activities. Terms of the agreement provide for the payment of $6,000 per month or $1,500 per day when services are performed for the Company, whichever is greater. Fees paid in 2006 amounted to $24,000. In October 2006 this director was elected president of the Company. As further described in Note 5, the president and the Company entered into a restricted stock purchase agreement for the purchase of 214,000 shares of the Company’s common stock at a price of $0.18 per share. 25% of these shares vested November 1, 2007. The remaining 75% of these shares vest ratably over the ensuing thirty-six month period.

In October, 2006, several stockholders and directors of the Company formed a limited liability company (“LLC”) in which they have a 90% ownership interest with the Company owning the remaining 10%. The Company entered into a licensing agreement that granted to the LLC certain exclusive and non-exclusive licenses to the Company’s portfolio of patents and patent applications excluding the Company’s intended market. The LLC is in negotiations with a major medical imaging vendor to sublicense the Company’s technology for use in volume CT systems. Due to the immaterial amount of the Company’s investment in the LLC, the Company’s 10% ownership interest is not reflected in the accompanying financial statements.

See Note 8 — Subsequent Events — for a discussion of a note payable to the Company’s chairwoman.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
See Note 5 for a description of the stock subscription agreements entered into between the Company and certain officers and shareholders.

See Notes 2 and 3 for a description of loans provided to the Company by certain officers, directors, and shareholders of the Company.

As more fully described in Note 7, the security deposit for Company’s office lease is guaranteed by the Company’s chairperson.

7	Commitments and contingencies

The Company is committed under an operating lease for office space which expires in January 2008 at a current monthly rental of $15,629 plus certain operating costs. Rental expense approximated $204,000 and $81,000 for the periods ended December 31, 2006 and 2005, respectively. In addition, the Company incurred rental expense of approximately $27,000 and $14,000 in 2006 and 2005, respectively to lease several warehouse facilities on a month-to-month basis.

See Note 8 — Subsequent events — for further discussion of the Company’s contingent liabilities.

8	Subsequent events

Debt financing

In February and March, 2007, the Company issued $1,000,000 in mandatorily convertible notes payable in exchange for cash and investment banking services provided on behalf of the Company. Upon the completion of a financing event that raises at least $10,000,000 in equity, this debt will be converted into shares of the Company’s common stock at 80% of the price per share paid by the investors in this financing.

In December 2007, the Company entered into an agreement with all of holders of its notes payable to convert these notes into shares of the successor company’s common stock upon closing of the proposed financing. Holders of the $1,000,000 mandatorily convertible notes will convert at a price equal 80% of the price paid by the investors for the successor company’s common stock in the proposed financing. All other holders of the Company’s notes will convert at the price paid by the investors.

In November 2007, the Company entered into a $30,000 promissory note payable to its chairwoman. The note accrues interest at 6% annually, is payable at maturity, and is due in one year.

Equity financing

In December 2007, the Company amended its agreement with one of its investors to extend the deadline for the investor to exercise its right to purchase 413,000 shares of the Company’s common stock from December 1, 2007 until January 15, 2008.

Consulting agreements

In December 2007, the Company amended a consulting agreement entered into in October 2007 with a firm that specializes in assisting privately owned companies become publicly traded companies through a reverse merger into a reporting and trading public company “shell.” In addition to this service, the consulting firm will also assist the Company’s management in identifying potential investors in a contemplated post-merger equity financing and other related services. Fees for these

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
services are dependent upon whether the consulting firm’s efforts on behalf of the Company are successful. If the Company does complete a reverse merger and subsequent financing, then the consultant will be paid a fee of $200,000 plus 438,697 shares of the Company’s common stock plus a warrant to purchase 200,000 shares of the Company’s common stock at a price of $12.75 per share exercisable all or in part over a period of five years. If the Company completes only a financing transaction, then the consulting firm will be paid a fee in cash of 10% of the aggregate purchase price paid by the purchasers of the Company’s securities in such a transaction plus receive a warrant to purchase 10% of the number of shares of stock issued to the purchasers of the Company’s securities. These warrants will have an exercise price equivalent to the price per share paid by the purchasers of the Company’s equity securities and will be exercisable all or in part over a period of five years. These stated percentages will be applied only to the purchases of the Company’s securities by investors introduced to the Company’s management by the consulting firm.

In November 2007, the Company entered into an agreement with an investment bank in which the bankers have agreed to use their best efforts to assist the Company in raising equity financing of at least $12 million. Should the investment bank be successful in its efforts, the post-merger successor company to the Company would pay a fee in cash of 7% of the aggregate purchase price paid by the purchasers of the Company’s securities introduced to the Company by this investment bank. Additionally, the investment bank would be granted a warrant to purchase shares of the successor company’s common stock equal to the aggregate dollar amount invested by the investment bank’s investors divided by the exercise price for the warrants issued to all investors in this particular round of equity financing.

In December 2007, the Company entered into an agreement with another investment bank in which the bankers have agreed to use their best efforts to assist the Company in raising equity financing of at not less than $10 million. Should the investment bank be successful in its efforts, the post-merger successor company to the Company would pay a fee in cash of 7% of the aggregate purchase price paid by the purchasers of the Company’s securities introduced to the Company by this investment bank. Additionally, the investment bank would be granted a warrant to purchase shares of the successor company’s common stock equal to the aggregate dollar amount invested by the investment bank’s investors divided by the exercise price for the warrants issued to all investors in this particular round of equity financing.

In December 2007, the Company entered into a new agreement with the management and development and testing company that has been assisting the Company in raising capital and in product development work, final assembly, and testing of the cardiac imaging system. The agreement remains in effect until terminated by one party with 90 days’ notice to the other party. Terms of the agreement call for this company to update the Company’s existing fluoroscopy instrument for commercial use in two phases. The Company is required to pay a $500,000 deposit against future work at the outset of the project, then bi-weekly fees thereafter for time and materials incurred and approved by the Company prior to payment. In addition to these fees, the testing company, as mentioned in Note 6 — Related Parties — has been granted a warrant for the purchase of 444,000 shares of the Company’s common stock. The warrant may only be exercised if the testing company achieves the objectives outlined in the agreement, and will expire on February 28, 2010 if these objectives are not met. See Note 6 — Related Parties — for a description of the exercise price of these warrants.

NOVARAY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
Employment agreements

In December 2007, the Company entered into three employment agreements with executives who will serve as the Company’s chief executive officer and president, chief operating and financial officer, and chief technical officer after the proposed merger and financing are consummated. These executives will receive annual compensation of $325,000, $310,000, and $285,000, respectively, as well as being entitled to usual and customary benefits as approved by the Company’s board of directors. The board may terminate the employment of any executive with or without cause, but if terminated without cause, the terminated executive would be entitled to certain termination benefits. In the event of a change in control, as defined, in the Company’s ownership that results in termination of employment, each executive affected would be entitled to accelerated vesting of any stock options or grants as well as lump sum severance pay.